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                                                                 EXHIBIT 10.17.2

                                 PROMISSORY NOTE

$3,750,000.00                                               Louisville, Kentucky
                                                                    June 15,1998

          FOR VALUE RECEIVED, the undersigned W. BRUCE LUNSFORD (hereinafter referred to as "Maker"), hereby promises and agrees to pay to the order of VENTAS REALTY LIMITED PARTNERSHIP (hereinafter referred to as "Payee"), with an address of 3300 Aegon Center, Louisville, Kentucky, the aggregate principal sum of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($3,750,000), together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before June 15,2008 (the "Maturity Date").

          Principal of this note (the "Note") shall bear interest on the unpaid balance thereof at a rate of five and seventy-seven one hundredths percent (5.77%) per annum. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days.

          Principal on this Note shall be paid in ten (10) equal annual installment of $375,000 each, commencing on the 15th day of June 1999, and continuing on the 15th day of June of each successive year thereafter until the 15th day of June 2008, on which date all of the remaining unpaid principal of this Note shall be paid. Notwithstanding the above, upon a Change in Control (as defined in the 1997 Incentive Compensation Plan of Ventas, Inc. (the "Company")) of the Company, any and all unpaid principal and interest on this Note shall be forgiven and this Note shall be extinguished.

          All accrued and unpaid interest shall be paid quarterly commencing on the 15th day of September, 1998, and continuing on the 15th day of each successive quarter thereafter, and on the Maturity Date and any other date that the principal balance of this Note is paid in full. Notwithstanding the above, each quarterly interest payment due and owing shall be forgiven as long as Maker is employed by Ventas, Inc. on the date such quarterly interest payment is due.

          All payments of principal and interest and any other sums due under this Note shall be made to Payee at the address written above or to such other person or at such other address as may be designated in writing by the holder of this Note. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest and then to the principal balance hereof, or in such other order as Payee may elect in Payee's sole discretion.

          The occurrence of any one or more of the following events shall constitute a default under this Note: [i] the failure of Maker to pay principal or interest of this Note as and when due, or within five (5) days thereafter; or [ii] the insolvency of, the appointment of a custodian or trustee for, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law by or against, Maker.

          Whenever there is a default under this Note the entire principal balance of and all accrued interest on this Note, shall, at the option of the holder hereof, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Maker). Upon the occurrence of any such default, in addition, the rate of interest applicable to the entire unpaid principal balance of this Note shall be increased by an increment of

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an additional two percent (2%) per annum, unless such increase would exceed the increment permitted under applicable law, in which case the rate of interest applicable hereunder shall be increased by such lesser increment as is the maximum permitted by law.

          This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of the money loaned hereunder, or advanced for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from such circumstance the holder hereof shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying same.

          Failure of the holder of this Note to exercise any of such holder's rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all accrued interest and principal on this Note and the performance of Maker's other obligations under this Note.

          If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, Maker promises to pay to the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or any part thereof is situated.

          This Note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky without reference to its conflict of laws rules. This Note has substantial contacts with the Commonwealth of Kentucky. All actions, suits or other proceedings with respect to this Note shall be brought only in a court of competent jurisdiction in Jefferson County, Kentucky. In any such action, suit or proceeding, such court shall have personal jurisdiction over all of the parties hereto, and service of process upon them under any applicable statutes, laws and rules shall be deemed valid and good.

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          Maker and any other party who is or may become primarily or secondarily liable for any of the obligations of Maker hereunder hereby waive presentment, demand, notice of dishonor, protest, notice of protest and nonpayment, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Maker, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for any of the obligations of Maker under this Note without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of the state of Kentucky or any other state of the United States.


                                   /s/ W. Bruce Lunsford
                                   -------------------------------------
                                   W. BRUCE LUNSFORD

COMMONWEALTH OF KENTUCKY             )
                                 : SS
COUNTY OF JEFFERSON                  )

          The foregoing instrument was acknowledged before me this 15th day of June, 1998, by W. Bruce Lunsford.


                                   Notary Public, State at Large, KY
          My commission expires:   My commission expires Apr. 11.2001
                                   ---------------------------------------

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------------
                                   Notary Public

[Affix Notary Seal]

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